UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Series E Preferred Stock

 On February 8, 2016, Amarantus BioScience Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Series E SPA”) with institutional investors for the sale of 255.56 (including 10% OID) shares of the Company’s 12% Series E Preferred Stock (the “Series E Preferred Stock”) in a registered direct offering (the “RD Offering”), subject to customary closing conditions.   The gross proceeds to the Company from the RD Offering were $230,000. Each share of Series E Preferred Stock has a stated value of $1,000 and is convertible into shares of common stock at a conversion price of $7.50 provided if the Holder delivers a conversion notice within 5 trading days following a period that the average of 3 consecutive VWAPs is less than $9.00, the conversion price shall be equal to lesser of the then conversion price and 65% of the lowest 2 consecutive VWAPs out of the prior 10 consecutive trading days prior to the delivery of the conversion notice

The Series E Preferred Stock was issued pursuant to a prospectus supplement dated February 8, 2016 filed with the Securities and Exchange Commission on February 9, 2016, in connection with a takedown from the Registration Statement on Form S-3 (File No. 333-203845), which was declared effective by the SEC on May 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: February 9, 2016	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong Title: Chief Executive Officer

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